Exhibit 99.1

May 31, 2017
Air Transport Services Group, Inc. Announces Secondary Public Offering by Selling Shareholder
WILMINGTON, OHIO, May 31, 2017 -- Air Transport Services Group, Inc. (NASDAQ: ATSG) today announced that one of its existing stockholders (the "selling stockholder") intends to offer for sale 3,806,374 shares of the Company's common stock in an underwritten secondary offering pursuant to the Company's automatic shelf registration statement filed today with the Securities and Exchange Commission ("SEC"), of which ATSG intends to repurchase from the underwriter 380,637 shares of common stock. The selling stockholder will receive all of the net proceeds from the offering. No shares are being sold by ATSG in the offering.
BofA Merrill Lynch will act as underwriter for the offering.
ATSG filed an automatic shelf registration statement on Form S-3 (including a prospectus) with the SEC relating to the offering. The offering will be made only by means of a prospectus supplement and the accompanying prospectus. Before you invest, you should read the registration statement, prospectus, prospectus supplement, and documents incorporated by reference in that registration statement for more complete information about ATSG and the offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. When available, copies of the prospectus supplement and accompanying prospectus related to the offering may also be obtained from: BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC  28255-0001, Attn: Prospectus Department, Email:dg.prospectus_requests@baml.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Air Transport Services Group, Inc.
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. including its division, PEMCO World Air Services, Inc.
Forward-Looking Statements
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; the number and timing of deployments and redeployments of our aircraft to customers; the successful implementation and operation of the new air network for Amazon; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint O. Turner, ATSG Inc. Chief Financial Officer
937-382-5591